FUSA Capital Corporation

                               Corporate Offices:
             Suite 600 - 666 Burrard Street - Vancouver, BC V6C 2X8
                      Phone: 604-639-3184 Fax: 604-688-1320
                             ----------------------


                             SUBSCRIPTION AGREEMENT
                     FUSA CAPITAL CORPORATION UNIT OFFERING

FUSA CAPITAL CORPORATION, A NEVADA CORPORATION (THE "COMPANY"), IS OFFERING FOR SALE UP TO 60 UNITS (HEREINAFTER "UNITS") OF ITS SECURITIES AT $20,000 PER UNIT ON A 'BEST EFFORTS" BASIS. A UNIT CONSISTS OF 20,000 SHARES OF THE COMPANY'S COMMON STOCK $0.001 PAR VALUE ("COMMON STOCK"), AND 20,000 WARRANTS ("WARRANTS") TO PURCHASE SHARES OF THE COMPANY'S COMMON STOCK. IN ORDER TO CONVERT THE WARRANTS TO COMMON STOCK, ONE WARRANT IS REQUIRED. THE WARRANTS ARE EXERCISABLE AT ANY TIME FROM THEIR INITIAL ISSUE DATE UNTIL DECEMBER 31st, 2006, AND EACH WARRANT ENTITLES THE HOLDER TO PURCHASE ONE SHARE OF THE COMPANY'S COMMON STOCK AT $2.00 PER SHARE IN CASH.

There is no minimum offering requirement, which must be satisfied in order to avoid the termination of the offering. The Units will be offered on behalf of the Company by its officers and directors, who will not be entitled to receive any commission or other compensation for such efforts.

The offering will continue until all Units offered hereby are sold or until no later than December 1st, 2005 (unless extended for an additional period, or terminated earlier in the discretion of the Company). The Units are offered by exemption from registration pursuant to Rules 505 and/or 506 of Regulation D under the Securities Act of 1933, as amended and/or under other federal and state exemptions. Only investors who represent that they are "accredited investors" (as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended) and who satisfy certain additional suitability requirements will be permitted to purchase Units. The Company will permit (in its sole discretion) the purchase of individual Units and therefore requires a minimum investment of $20,000.00 to participate in this offering.

                               Price to Private Investors     Commissions at 10%      Net Proceeds
                                                              (if paid in cash)
   Per Unit                             $20,000                      $2 000              $18,000
   Total, if 60 Units are sold        $1,200,000                   $120,000           $1,080,000

 *1f Commissions are paid In shares the net proceeds to the Company would be $1,200,000.

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. THESE UNITS BEING OFFERED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. THE UNITS MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("COMMISSION") OR BY ANY STATE SECURITIES ADMINISTRATION OR REGULATORY AUTHORITY.

THE PROCEEDS RAISED HEREUNDER WILL BE ALLOCATED AS FOLLOWS,; $1,030,000 TO WORKING CAPITAL AND $30,000 TO LEGAL AND ACCOUNTING FOR A TOTAL AMOUNT RAISED OF $1,080,000. THERE ARE NO MATERIAL CHANGES IN THE COMPANY'S AFFAIRS NOT DISCLOSED IN THE FORM 8-K'S AND THE LATEST FORM 10
 KSB, AND FORM 10-QSB (COPIES OF WHICH ARE AVAILABLE AT THE SEC WEBSITE).

1. SUBSCRIPTION. The undersigned hereby applies to purchase the number of units (the "Units") stated below of the securities of FUSA Capital Corporation, a Nevada corporation (the Company"), such purchase being made in accordance with the terms and conditions of the Private Placement Summary, dated, December 8, 2004 (the "Summary"), pursuant to which the Units have been offered to the undersigned. The Company shall have the right, exercisable in its sole and absolute discretion to accept subscriptions in any order it may determine and to reject any subscriptions.

2. REPRESENTATIONS BY UNDERSIGNED. The undersigned represents and warrants as follows:

(a) The undersigned has reviewed a the form 8-K's and copy of the latest Q and K filed by the Company (available at the SEC website), and has read and analyzed, and is familiar with the 8-K's, K and Q and the documents attached thereto as Exhibits;

(b) The undersigned acknowledges and understands that no U.S. federal or state agency; nor any governmental agency of any other jurisdiction, has made any recommendation or endorsement of the Units;

(c) The undersigned acknowledges and understands that no less than one Unit must be purchased by the undersigned for a minimum investment of $20,000;

(d) The undersigned recognizes that the acquisition of the Units as an investment involves a high degree of risk;

(e) The undersigned acknowledges and understands that there are imposed substantial restrictions on the resale, assignment or transfer of the Units and the shares of Common Stock and the Warrants (including the Common Stock into which the Warrants are convertible) which comprise the Units, and that it may not be possible to readily liquidate the investment of the undersigned in any of the securities;

(f) The undersigned has a net worth, which is at least 10 times greater than the amount of the investment amount subscribed for;

(g) The undersigned, by virtue of his own investment acumen and business experience, or together with the Offeree Representative named below, if any (the "Offeree Representative"), is capable of evaluating the risks and merits of investing in the Units;

(h) If an individual, the undersigned, is 18 years of age or over and is a bona fide resident of the state set forth in the residence address which such individual has set forth below;

(i) The undersigned is purchasing Units for the undersigned's own account, for investment purposes and not with a view to or for any distribution or fractionalization thereof;

(j) All documents and additional information requested by the undersigned have been made available to the undersigned and any Offeree Representative;

(k) The undersigned is capable of bearing the high degree of economic risk associated with an investment in the Units, including the possible complete loss of all contributed capital;

(l) All of the representations of the undersigned herein are true and accurate, and that the Company and the officers and directors of the Company (collectively "Management) will and may, without further investigation, rely on such representations.

         3. LIMITATION ON TRANSFER. The Units, the Common Shares and the Warrants which comprise the Units, may be sold, pledged, assigned. hypothecated or otherwise transferred, with or without consideration, only if, in the opinion of counsel satisfactory to the Company, the proposed transfer may be effected without registration under the Securities Act of 1933 and applicable state securities laws, unless the Units are registered under the Securities Act of 1933 and appropriate state securities laws. Each certificate evidencing such securities shall be stamped or otherwise imprinted with a conspicuous legend in substantially the following form:

"The Securities represented by this Certificate are subject to restrictions on transferability, and shall not be sold; pledged, hypothecated, or otherwise transferred, whether or not for consideration, except upon registration under the Securities Act of 1933 and appropriate state securities laws, or if the Company receives an opinion of counsel satisfactory to the Company that such transfer shall not be in violation of the Securities Act of 1933, and applicable state securities law."

The undersigned further specifically acknowledges the restrictions on resale, transfer or assignment of the securities as set forth in the Summary, the exhibits thereto, and as otherwise herein.

         4. SPECIAL TRANSFER RESTRICTIONS. If I am a resident of the State of Maryland, I will not resell any of these securities unless they are registered or qualify for an exemption from registration under the Maryland Securities Act, Corporations and Associations Article, ss.11-602.

        5. PAYMENT OF SUBSCRIPTION. The amount of the undersigned's subscription is set forth below and the undersigned encloses payment of such amount herewith by a check or cashiers check made to: FUSA Capital Corporation. The undersigned hereby authorizes and directs the officers and directors of the Company to deliver this Subscription Agreement to the Company's account and pay the funds delivered herewith to the Company's account, to the extent that the undersigned's subscription has been accepted. The undersigned recognizes that if the subscription is rejected in. whole, the funds delivered herewith will be returned to the undersigned as soon as practicable without interest or deduction, which investment is subject to the discretion of the officers and directors of the Company. If the undersigned's subscription is rejected in part, the funds delivered herewith will, to the extent the subscription is so rejected, be returned to the undersigned as soon as practicable without interest or deduction.

        6. CONTINUING ACCURACY OF REPRESENTATIONS. The undersigned agrees to notify the Company immediately if any of the foregoing statements made herein shall become untrue. Until such notification is given, the Company and their officers and directors will be entitled to rely on the accuracy of the information set forth herein.

       7. OWNERSHIP. The undersigned's interest will be owned and should be shown on the Company's records as follows:


                     (Name)
                           ----------------------------



      8. SUBSCRIPTION QUANTITY. The undersigned does hereby subscribe for Unit at a price of Twenty Thousand Dollars per Unit,for a total Subscription Price of
$            which amount is enclosed.
 ------------
       9. INVESTOR ACCREDITATION. The undersigned is (please mark as appropriate):

-    A natural person with a net worth exceeding $1,000,000 jointly with spouse;

- A director, member of the Board of Advisors, or executive officer of the Company;

- A natural person with income exceeding $200,000 for each of the last two years who expects this year's income to exceed $200,000;

- A natural person whose joint income with his/her spouse has exceeded $500,000 in each of the last 2 years who expects this year's joint income with spouse to exceed $500,000;

- A bank, insurance company, registered investment company or business development company;

- A broker or dealer registered pursuant to Section 20 of the Securities Exchange Act of 1934;

- A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

- An organization described in Section 501(C)(3) of the Internal Revenue Code with assets exceeding $5,000,000;

- A corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

- An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan Association, insurance company, or registered investment advisor;

- An employee benefit plan, within the meaning of Title I of the Employee Retirement Income Security Act of 1974, which has total assets in excess of $5,000,000;

- An employee benefit plan, within the meaning of Title I of the Employee Retirement Income Security Act of 1974, which is a self-directed plan, with investment decisions made solely by persons to whom one of the paragraphs set forth above in this Section apply;

- A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, whose purchase is directed by a person who, either alone or with his purchaser representative, has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of an investment in the Shares;

- An organization described in Section 501(C)(3) of the Internal Revenue Code with assets exceeding $5,000,000;

- An entity in which all of the equity owners meet at least one of the foregoing criteria.

-    None of the above.

        10. INDEMNIFICATION. The undersigned hereby agrees and warrants that the undersigned has made representations and warranties contained in this Subscription Agreement to the Company and their officers and directors, and the undersigned agrees to indemnify, hold harmless and pay all judgments of and claims against the Company and their officers and directors from any liability or injury, including, but not limited to, that arising under U.S. federal or state securities laws, incurred as a result of any misrepresentations or any warranties not performed by the undersigned.

IN WITNESS  WHEREOF,  the undersigned has executed this  Subscription  Agreement
This     day of          2005.
    -----      ----------


------------------------------------      --------------------------------------
(Name of Subscriber)                      (Social Security or Tax ID Number)



------------------------------------      --------------------------------------
(Name of Additional Subscriber,           (Social Security or tax ID Number of
if more than one)                          Additional Subscriber)



------------------------------------      --------------------------------------
(Residence Address)                       (Mailing Address if different from
                                           Residence Address)

------------------------------------      --------------------------------------
(City and State)     (Zip code)             (City and State)       (Zip code)


------------------------------------   -----------------------------------------
(Home Telephone Number and Area Code)  (Business Telephone Number and Area Code)

Form of Ownership:

(CIRCLE ONE)
 ----------

Individual   JT/WROS                Tenants in           Community     Custodian
----------   -------                ----------           ---------     ---------
                                    Trustee
                                    -------
Ownership (all parties must sign)   Common               Property
---------                           ------               --------
                            (Both parties must sign) (One signature required)





-------------------------------------     --------------------------------------
(Authorized Signature of Subscriber)      (Authorized Signature of Additional
                                           Subscriber)

Agreed and Accepted this    day         2005.
                        ----   ---------
FUSA Capital Corporation





By:                      Authorized Officer
   ----------------------